As filed with the Securities and Exchange Commission on July 31, 2026

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3046338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

677 N. Washington Boulevard

Sarasota, FL 34236

(Address of Principal Executive Offices) (Zip Code)

Silo Pharma, Inc.

Amended and Restated 2020 Omnibus Equity Incentive Plan

(Full title of the plan)

Eric Weisblum

Chief Executive Officer

Silo Pharma, Inc.

677 N. Washington Boulevard

Sarasota, FL 34236

(Name and address of agent for service)

(718) 400-9031

(Telephone number, including area code, of agent for service)

With a copy to:

Richard A. Friedman, Esq.
Greg Carney, Esq.
Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Silo Pharma, Inc. (the “Company”) will provide each recipient (the “Recipients”) of a grant under the Silo Pharma, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan, as amended by that certain First Amendment (as amended, the “Plan”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Eric Weisblum

Chief Executive Officer

Silo Pharma, Inc.

677 N. Washington Boulevard

Sarasota, FL 34236

(718) 400-9031

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

●	our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on February 23, 2026, April 2, 2026, June 1, 2026, June 3, 2026, June 18, 2026, and July 13, 2026;

●	our definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, filed with the SEC on June 30, 2026;

●	The description of the Company’s common stock, par value $0.0001 per share, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 27, 2026, including any amendment or report filed for the purpose of updating such description.

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 31st day of July, 2026.

Silo Pharma, Inc.

By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric Weisblum, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Weisblum	Chairman and Chief Executive Officer	July 31, 2026
Eric Weisblum	(Principal Executive Officer)

/s/ Daniel Ryweck	Chief Financial Officer	July 31, 2026
Daniel Ryweck	(Principal Financial and Accounting Officer)

/s/ Wayne Linsley	Director	July 31, 2026
Wayne Linsley

/s/ Dr. Kevin Muñoz	Director	July 31, 2026
Dr. Kevin Muñoz

/s/ Jeff Pavell	Director	July 31, 2026
Jeff Pavell

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on January 23, 2024)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1*	Silo Pharma, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan
10.2	First Amendment to the Silo Pharma, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan, (Incorporated by reference to Exhibit 10.1 to the Company’s Curren Report on Form 8-K filed with the SEC on October 24, 2025)
23.1*	Consent of Salberg & Company, P.A.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith

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